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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2001, with respect to the financial statements of NSA, Ltd. for the years ended December 31, 1998, 1999, and 2000 incorporated by reference from the Current Report on Form 8-K/A dated May 4, 2001 of Century Aluminum Company and included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-65970) and related Prospectus of Century Aluminum Company for the registration of $325,000,000 of 11 3/4% Senior Secured First Mortgage Notes due 2008.


                                          Ernst & Young LLP
Atlanta, Georgia
September 17, 2001